UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2020 (July 28, 2020)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaToKhen Street

Caesarea North Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC
Warrants to purchase Common Stock	DRIOW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2020, DarioHealth Corp. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement”) with accredited investors relating to an offering (the “Offering”) with respect to the sale of an aggregate of (i) 2,969,266 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $7.47 per Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 824,689 shares of Common Stock (collectively, the “First Closing”), at a purchase price of $7.4699 per Pre-Funded Warrant, which represents the per share offering price per Share, less a $0.0001 per share exercise price for each such Pre-Funded Warrant. In addition, on July 30, 2020, the Company entered into a Subscription Agreement with an accredited investor for the purchase of 31,486 shares of Common Stock at a purchase price per share of $7.94 (the “Second Closing” and together with the First Closing, the “Offering”). The closing of the Offering took place on July 31, 2020. The purchase price per share for the First Closing and the Second Closing represent the “Minimum Price” of the Company’s Common Stock pursuant to Nasdaq Rule 5635(d) as of the date of execution of each respective Subscription Agreement.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with any group that the holder is a member, would beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may terminate, increase or decrease this percentage by providing at least 61 days’ prior notice to the Company. A holder of Pre-Funded Warrant is also subject to a limitation on exercise of the Pre-Funded Warrant if such exercise would result in such holder, together with any group that the holder is a member, beneficially owning more 19.99% of the number of shares of Common Stock outstanding immediately before giving effect to such exercise, unless shareholder approval is obtained.

The Company and the investors in the Offering also executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the Shares and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants within ninety days following the final closing of the Offering.

In addition, the Company entered into a Placement Agency Agreement dated July 21, 2020, as amended on July 30, 2020 (the “Placement Agency Agreement”), with Aegis Capital Corp., which acted as the Company’s exclusive placement agent (the “Placement Agent”) for the Offering. Pursuant to the terms of the Placement Agency Agreement, in connection with the closing of the Offering, the Company paid the Placement Agent an aggregate cash fee of $910,224, non-accountable expense allowance of $617,721 and will issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase 193,044 shares of Common Stock at an exercise price of $7.47 per share and 3,149 shares of Common Stock at an exercise price of $7.94 per share. The Placement Agent Warrants provide for a cashless exercise feature and are exercisable for a period of five years from the date of closing. The Company also granted the Placement Agent the right of first refusal, for a six (6) month period after the final closing of the Offering, to serve as the Company’s lead or co-placement agent for any proposed private placement of the Company’s securities (equity or debt) that is proposed to be consummated to investors in the United States with the assistance of a registered broker dealer.

In addition, the Company retained Rosario Capital as its financial advisor in Israel for the Offering and agreed to pay it an aggregate fee of $481,319.

The securities issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Subscription Agreements contains representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The forgoing descriptions of the Pre-Funded Warrants, the Registration Rights Agreement, the Placement Agency Agreement, the Placement Agent Warrants and the Subscription Agreement are qualified by reference to the full text of these documents, copies of each of which will be filed in the Company’s next periodic report due to be filed under the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2020	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary